UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 5, 2014

Nuverra Environmental Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33816	26-0287117
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14624 N. Scottsdale Road, Suite #300, Scottsdale, Arizona 85254

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (602) 903-7802

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On and effective as of August 5, 2014, Kevin L. Spence resigned from the Nuverra Environmental Solutions, Inc. (the “Company”) Board of Directors (the “Board”) and from the Board’s Audit Committee. The resignation was not a result of any disagreement with the Company, the Company’s management, or the Board. To fill Mr. Spence’s position, the Board appointed Tod C. Holmes to the Board on August 5, 2014. Pursuant to the Company’s Amended and Restated Certificate of Incorporation, as amended, Mr. Holmes will serve as a member of the Board through the remainder of Mr. Spence’s term, which is set to expire at the 2016 Annual Meeting of Stockholders. Mr. Holmes will also become a member of the Board’s Audit Committee. Mr. Holmes’ compensation will be consistent with that provided to all of the Company’s non-employee directors, as described in the Company’s most recent proxy statement filed with the Securities and Exchange Commission on March 27, 2014.

Prior to joining the Board, Mr. Holmes served as Executive Vice President and Chief Financial Officer of Republic Services, Inc. (NYSE: RSG) (“Republic Services”) from 2008 until 2013 and, prior thereto, as Senior Vice President and Chief Financial Officer of Republic Services since 1998. Republic Services is a Fortune 300 company focused on environmental services, including the collection, recycling, processing, and disposal of solid waste in the United States. Prior to Mr. Holmes being named Senior Vice President and Chief Financial Officer of Republic Services in 1998, he served as Vice President of Finance for the Solid Waste Group of Republic Industries (now AutoNation). Prior to joining Republic Industries, Mr. Holmes held management and executive-level positions with numerous companies, including Browning Ferris Industries, Inc., Compagnie Generale de Geophysique, and KPMG. Mr. Holmes holds a Bachelor of Science degree in Economics and a Masters of Business Administration degree, with an emphasis in Finance and Accounting, from the University of Denver.

There was no arrangement or understanding between Mr. Holmes and any other person pursuant to which Mr. Holmes was appointed as a director of the Company. There are no family relationships between Mr. Holmes and any director or executive officer of the Company, and Mr. Holmes does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On August 11, 2014, the Company issued a press release announcing the resignation of Mr. Spence and the appointment of Mr. Holmes, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated August 11, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.

Date: August 11, 2014	By:	/s/ Joseph M. Crabb
Name: Joseph M. Crabb Title: Executive Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated August 11, 2014